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                                                            EXHIBIT 10.21

                     FIRST AMENDMENT TO LICENSE AGREEMENT


        THIS FIRST AMENDMENT TO LICENSE AGREEMENT is made the 14th day of December, 1994, by and between Arbor Software Corporation, a Delaware corporation ("Arbor") and Comshare, Incorporated, a Michigan corporation ("Comshare").

        The parties hereby amend the License Agreement between them dated December 23, 1993 (the "License Agreement"), as follows, effective March 1, 1994:

In Exhibit D, Pricing, add the following as Subsection I.B.7:

          7.   Notwithstanding the above, however, Comshare shall pay
               Arbor * of the applicable Commonly Used Retail Price for all full use sublicenses granted by Comshare's agents, resellers and distributors (provided the agent's, reseller's or distributor's fee is at least * ) located outside the United States ("International Distributors"), but not by Comshare's or its subsidiaries' direct sales force. This sublicense fee is further subject to the volume discounts described in Section I.C. and to the following qualifications:

               a. If an International Distributor grants a sublicense that includes use of the Software in a country outside that International Distributor's territory and Comshare employs a direct sales force (i.e., employees of Comshare or a Comshare subsidiary) for that product in that country, then the sublicense fee and the corresponding percentage due to Arbor shall be prorated between the International Distributor's territory and the direct sales force country in accordance with Comshare's customary international revenue allocation practices.

               b. If an International Distributor grants * or more licenses for a Competing Product in its territory, then all sublicenses of the Software granted by that International Distributor from and after the date on which the * license of the Competing Product

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

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                   was granted shall not benefit from the special
                   sublicense fee under this Subsection I.B.7. Comshare shall inform Arbor at the time such sales of Competing Products are first authorized and at the times when * sales have been made in each International Distributor's territory.

               c. As used in this Subsection I.B.7, a "Competing Product" is defined as a stand-alone on line analytical processing
                   (OLAP) engine that (i) competes directly with the Essbase Software product, (ii) is sold on a platform on which Essbase is commercially available and installed, (iii) has data capacity, local language support, and features that are similar to those in Essbase, (iv) is licensed by the International Distributor by authority of its distribution agreement with Comshare, and (v) is not a Comshare product existing on the date of this Amendment, the direct evolution of such a product, or a compatible descendant of an existing Comshare product on any platform. It is understood that a packaged application (i.e., an application that does not require substantial customization) that has embedded capabilities similar to those of Essbase is not a "stand-alone" engine for purposes of this provision.

               d.  Comshare and Arbor shall mutually agree about whether a
                   particular product qualifies as a Competing Product.   By
                   way of illustration, the parties would expect that products developed by *

                                                                 would qualify
                   as Competing Products, but such products must nevertheless meet the definition in Subsection c above in order to be classed as Competing Products. If Comshare and Arbor cannot, after good faith negotiation, agree on whether a particular product is a Competing Product, they shall submit the dispute to arbitration in accordance with the procedures of Section 15 of the License Agreement, substituting for the auditor as arbitrator a person familiar with the computer software industry.



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* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.
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              e.  Total full-use sublicense fees payble to Arbor with
                  respect to sublicenses granted by International Distributors
                  must be at least    *   in calendar year 1995,  *  in 1996,
                  and * in 1997 for the special rate granted in this Subsection I.B.7 to apply. For any year in which the minimum amount is not ultimately achieved, the full-use sublicense fees shall be recalculated in accordance with the rates that would otherwise apply under Section I.B, and any difference shall be paid to Arbor.

In Exhibit D, Pricing, amend the first paragraph of Section I.C to read:

     C. The sublicense prices described in Section I.A, Section I.B.7, and in the table in Section I.B shall be further reduced in each contract Year as follows in the event the amounts payable by Comshare to Arbor under all sections of this Agreement reach the following levels in that Year:




ARBOR SOFTWARE CORPORATION                      COMSHARE, INCORPORATED

BY: Signature                                   BY: Signature
    -----------------                               -------------------

  Its:  Vice President                             Its:   President - CEO
        ------------------                                ----------------

  Date: 12-16-94                                   Date:  12-14-94
        ------------------                                -----------------

4242


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.






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